EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated August 30, 2012, is between YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”) and each purchaser identified on Schedule A and Schedule B hereto (each, including their respective successors and assigns, an “Investor” and collectively, the “Investors”) and, with respect to certain sections hereof, Chardan Capital Markets, LLC (the “Lead Placement Agent”).

WHEREAS, this Agreement has been entered into pursuant to the terms of the Company’s Confidential Private Placement Memorandum, dated August 23, 2012 (together with any and all amendments and/or supplements thereto, the “Memorandum”);

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, a maximum of 1,000,000 units (the “Maximum Amount”) at a purchase price of $4.00 per unit (the “Per Unit Purchase Price”);

WHEREAS, the Investors will have the option to purchase (i) Class A Units (each, a “Class A Unit”), with each Class A Unit Consisting of (a) one (1) share (collectively, the “Class AShares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Warrants”) to purchase one (1) share (collectively, the “Warrant Shares”) of Common Stock at an exercise price of $4.25 per share (subject to adjustment as set forth in the Warrants), which Warrants shall be in the form attached hereto as Exhibit A, upon the terms and conditions set forth in this Agreement (each investor in a Class A Unit, a “Class A Investor”), or (ii) Class B Units (each, a “Class B Unit”), with each Class B Unit consisting of (x) one share (collectively, the “Class B Shares”, and together with the Class A Shares, the “Shares”) of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and (y) a Warrant (each investor in a Class B Unit, a “Class B Investor”);

WHEREAS, at the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Class A Shares, the Class B Shares and the Warrant Shares purchased by the Investors under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the SEC under the Securities Act.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.

1.             DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” means any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” means each of the First Closing and any Subsequent Closing.

“Closing Date” means each of the First Closing Date and any Subsequent Closing Date.

“Closing Escrow Agreement” means the Closing Escrow Agreement, dated August , 2012, by and among the Company, the Lead Placement Agent and the Escrow Agent.

“Company’s knowledge” means the information and/or other items that the executive officers of the Company have actual knowledge of or information such officers would reasonably be expected to have after due inquiry.

“Disclosure Schedules” means the disclosure schedules issued by the Company to the Investors, which schedules correspond to the representations and warranties of the Company in Section 5 hereof.

“Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Purchase Price shall be held pending the First Closing.

“Escrow Agent” means Loeb & Loeb, LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Closing Date” means the date of the First Closing; provided, however, that such date shall not be prior to the date the stockholders of the Company approve the issuance of the Shares and Warrant Shares pursuant to the Offering.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Indebtedness” means, with respect to any Person, without duplication, all obligations of such Person: (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described above in clauses (i) through (iv).

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change “ means a material adverse change in: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company taken as a whole; or (ii) the ability of the Company to perform its obligations under the Transaction Documents, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (w) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operate so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (x) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (y) changes in United States generally accepted accounting principles, or the interpretation thereof; or (z) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

“OTCBB” means the Over-the-Counter Bulletin Board system or any successor system, entity or organization performing the same or a substantially similar function.

“Offering” means the offering and sale of the Units pursuant to this Agreement and the Memorandum.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means an amount equal to the Per Unit Purchase Price multiplied by the number of Units being purchased by each Investor.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means the reports, documents and other filings and information made by the Company with the SEC, including the Company’s last annual report on Form 10-K.

“Securities” means the Class A Units, the Class B Units, the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsequent Closing Date” means the date of any Subsequent Closing.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCBB), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCBB), a day on which the Common Stock is traded in the over the counter market, as reported by the OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or, with respect to the foregoing exchanges, any successor exchange, entity or organization performing the same or a substantially similar function, or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Memorandum, the Warrants, the Registration Rights Agreement, and the Closing Escrow Agreement.

“Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Units” means the Class A Units and the Class B Units.

“WFOE” means Beijing China Broadband Network Technology Co., Ltd., the Company’s wholly foreign owned entity, located in the PRC.

2.             SALE AND PURCHASE OF UNITS.

2.1.          Purchase of Units by Investors.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the class and number of Units specified by it on its respective signature page attached hereto as consideration for payment of the applicable Purchase Price by such Investor.

2.2.          Closings.

(a)           First Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall (i) issue and sell to each Class A Investor listed on Schedule A, and each such Class A Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Class A Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule A, and (ii) issue and sell to each Class B Investor listed on Schedule B, and each such Class B Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Class B Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule B (the “First Closing”).

(b)           Subsequent Closing(s).  In the event that the Maximum Amount is not raised at the First Closing, the Company and the Lead Placement Agent may mutually agree to have one or more subsequent closings of the Offering (each, a “Subsequent Closing”) until the Maximum Amount is raised.  At each Subsequent Closing, the Company agrees to issue and sell to each Investor who executes a signature page hereto, and each such Investor agrees, severally and not jointly, to purchase from the Company such number of Units set forth on such Investor’s signature pages attached hereto.  There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Memorandum.

2.3.          Closing.  Each Closing shall occur with the time periods set forth in the Memorandum at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC  20037, or remotely via the exchange of documents and signatures but in no event later than three Business Days after all closing conditions specified in Section 6 and Section 7 hereof have been satisfied or waived, or at such other time and place as the Company and the Investors shall mutually agree in writing.

2.4.          Closing Deliveries. At each Closing, the Company shall deliver to the Investors purchasing Units at such Closing, against delivery by the Investor of the Purchase Price (as provided below), the Shares and the Warrants.  At each Closing, each Investor purchasing Units at such Closing shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing or in immediately available funds, by wire transfer to the Escrow Account pursuant to the Closing Escrow Agreement.

2.5.          The Warrants.  The Warrants shall have the terms and conditions and be in the form attached hereto as Exhibit A.

2.6.          The Registration Rights Agreement.  The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit B.

2.7.          Use of Proceeds.  The Company hereby covenants and agrees that the proceeds from the sale of Units shall be used as provided for in the Memorandum.

3.             ACKNOWLEDGEMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, acknowledges that:

3.1.          Resale Restrictions.  None of the Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

3.2.          Agreements.  Such Investor has received, carefully read and acknowledges the terms of the Transaction Documents, including the Risk Factors set forth in the Memorandum.

3.3.          Books and Records. The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s).

3.4.          Independent Advice. The Investor has been advised to consult with the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and neither the Company nor the Lead Placement Agent is in any way, directly and/or indirectly, responsible) for compliance with:

(a)           any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and

(b)           applicable resale restrictions.

3.5.          No Governmental Review or Insurance.  Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities, including the Transaction Documents, and there is no government or other insurance covering any of the Securities.

4.            REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

4.1.          Capacity.  The Investor: (i) if a natural person, represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity isduly organized, validly existing and in good standing under the laws of the state of its organization, such entity has full power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement and the Transaction Documents to which it is a Party have been duly authorized by all necessary action; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Agreement and the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and the Transaction Documents to which it is a Party and make an investment in the Company.

4.2.          No Violation of Corporate Governance Documents. If the Investor is a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, the entering into of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

4.3.          Binding Agreement. The Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4.          Purchase for Own Account or as Professional Fiduciary.  The Securities are being acquired for such Investor’s own account or for various accounts for which it acts as professional fiduciary,  for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

4.5.          Not a Broker-Dealer.  Such Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Investor is a member of FINRA, or associated or Affiliated with a member of FINRA, such Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.

4.6.          Not an Underwriter.  Such Investor is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

4.7.          Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.8.          Disclosure of Information.  Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  Such Investor acknowledges that it has received, and fully and carefully reviewed and understands all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, its businesses and risks, the Securities and the Offering of the Securities.  Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Reports, either in hard copy or electronically through the SEC’s Electronic Data Gathering Analysis and Retrieval system.  Such Investor understands that its investment in the Securities involves a high degree of risk.  Such Investor’s decision to enter into this Agreement and the Transaction Documents to which it is a party, including the Registration Rights Agreement, has been made based solely on the independent evaluation of the Investor and its representatives.  Such Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

4.9.          Restricted Securities.  Such Investor understands that, except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a)           they are sold pursuant to an effective registration statement under the Securities Act; or

(b)           they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

(c)           they are sold or transferred to an “affiliate” (as defined in Rule 144, or any successor rule, promulgated under the Securities Act (“Rule 144”) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.9 and who is an accredited investor, or

(d)           they are validly sold pursuant to Rule 144.

During the period prior to the date on which any Shares are registered under the Securities Act as contemplated pursuant to the Registration Rights Agreement, the Investor shall provide the Company with no less than three (3) Trading Days’ notice of its intention to dispose of any Securities and agrees that the Investor shall only dispose of any Securities in accordance with all applicable Legal Requirements.  The Investor further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and other than as provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.10.        Accredited Investor.  Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

4.11.        No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.12.        Brokers and Finders.  No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.13.        Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

4.14.        Residency.  Such Investor is a resident of the jurisdiction set forth on such Investor’s signature page hereto.

4.15.        Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company herein is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

5.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in: (i) the SEC Reports, (ii) the Memorandum or (iii), if so stated below, the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Investor:

5.1.          Subsidiaries.  A true and correct structure chart of the Company and its wholly-owned and consolidated Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules.  Except as disclosed in Schedule 5.1 to the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock, or other equity interests, of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

5.2.          Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational, charter or governing documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

5.3.          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application relating to or affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4.          No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational, charter or governing documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

5.5.          Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the SEC of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable “blue sky” or other securities law filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, or (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

5.6.          Issuance of the Securities.  The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Warrants have been duly and validly authorized.  Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants; provided, however, with respect to the Warrants, the Company has only reserved from its duly authorized capital stock the shares of Common Stock issuable as of the Closing Date, assuming the valid exercise of all of the Warrants by the Investors and the Lead Placement Agent. The Class A Shares issued to the Investors will from their date of issue rank equally in all respects with all of the existing shares of Common Stock of the Company (including for future dividends payable with the other existing shares of the Company declared on or after the relevant issue date) and will be validly issued fully paid with clear legal and beneficial title and be free from any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect.

5.7.          Capitalization.  Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plans.  The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except as described on Schedule 5.7 to the Disclosure Schedules and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 5.7 to the Disclosure Schedules, and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8.          SEC Reports; Financial Statements.  The Company has filed with the SEC all SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.9.          Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, the Company and its Subsidiaries have not:

(a)           suffered any Material Adverse Change;

(b)           suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $100,000;

(c)           granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(d)           declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

(e)           issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

(f)            adopted or proposed the adoption of any change in the Company’s charter, bylaws or other organizational or governing documents;

(g)           made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(h)           sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(i)            sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

(j)            been involved in any dispute involving any employee which would reasonably be expected to result in a Material Adverse Change;

(k)           entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

(l)            entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(m)          amended or modified, or waived any default under, any Material Contract;

(n)           to the Company’s knowledge, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

(o)           permitted or allowed any of their material property or assets to be subjected to any Lien;

(p)           settled any claim, litigation or action, whether now pending or hereafter made or brought;

(q)           made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $100,000, or in the aggregate, in excess of $250,000;

(r)            paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

(s)           made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

(t)            compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(u)           merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

(v)           entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or

(w)          agreed to take any action described in this Section 5.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in this Agreement or any other Transaction Documents.

5.10.        Litigation.  Except as described on Schedule 5.10 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  To the best of the Company’s knowledge, there are no facts or circumstances in existence that are likely to serve as a basis for the commencement of such suit, action, proceeding, litigation, arbitration, administrative or criminal proceedings. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11.        Labor Relations.  Except as set forth on Schedule 5.11 to the Disclosure Schedules, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

5.12.        Compliance.  Except as set forth on Schedule 5.12 to the Disclosure Schedules, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

5.13.        Regulatory Permits.  Except as disclosed in Schedule 5.13 to the Disclosure Schedules, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.14.        Title to Assets.  Except as set forth on Schedule 5.14 to the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in fee simple or the right under PRC law, as the case may be, to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

5.15.        Contracts.

(a)           Neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i)           any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $100,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii)          any contract, lease or agreement involving payments in excess of $100,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than sixty (60) days’ notice;

(iii)         any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)          any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)          any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi)         any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii)        any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii)       any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any Material Contract;

(ix)          any acquisition, merger, asset purchase or other similar agreement;

(x)           any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi)          any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement;

(xii)         any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities;

(xiii)        any contract, obligation or arrangement which is of an unusual or abnormal nature, or outside the ordinary course of the business of the Company or its Subsidiaries;

(xiv)        any contract, obligation or arrangement which is not on arm’s length commercial terms;

(xv)         any contract, obligation or arrangement which gives any party an option to acquire or dispose of any asset or requires another person to do so; or

(xvi)        any contract, obligation or arrangement which is likely to result in a loss to the Company on completion or performance.

(b)           Schedule 5.15(b) to the Disclosure Schedules contains a listing or description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 5.15(a) (such agreements, contracts or instruments, collectively, the “Material Contracts”).  The Company has made available to the Investors copies of the Material Contracts.  Neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.

(c)           Actions with Respect to Material Contracts.

(i)           Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have a Material Adverse Effect; and

(ii)           To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.

5.16.        Taxes.

(a)           The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports or in the Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the Company’s knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)           Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c)           The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d)           No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

5.17.        Employees.

(a)           The Company and its Subsidiaries are not party to any collective bargaining agreements and, to the Company’s knowledge, there are no attempts to organize the employees of the Company or any of its Subsidiaries.

(b)           Except as set forth on Schedule 5.17 to the Disclosure Schedules, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(c)           Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).

(d)           To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company's stockholders to any liability.  There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

5.18.        Employee Benefit Plans.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Code, provided that, if any of the Investors, or any person or entity that owns a beneficial interest in any of the Investors, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

5.19.        Patents and Trademarks.  Except as set forth on Schedule 5.19 to the Disclosure Schedules, to the Company’s knowledge and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the Company’s knowledge, all such Intellectual Property Rights are enforceable.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

5.20.        Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

5.21.        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the SEC Reports and/or the Memorandum.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.22.        Transactions With Affiliates and Employees.  Except as set forth on Schedule 5.22 to the Disclosure Schedules, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of US$120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

5.23.        Private Placement. Assuming the accuracy of each of the Investors’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

5.24.        No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

5.25.        Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.26.        No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.27.        Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28.        Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.29.        Solvency.  The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

5.30.        Related Party Transactions.  Except as set forth in Schedule 5.30 to the Disclosure Schedules: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the Company’s knowledge, any supplier, distributor or customer of the Company; (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company’s knowledge, any Affiliate thereof; (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract; or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

5.31.        Foreign Corrupt Practices Act.  None of the Company or any of its Subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement; or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

5.32.        PFIC.  None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code of 1986.

5.33.        OFAC. None of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.34.        Money Laundering Laws.  The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies of the PRC and any related or similar rules, regulations or guidelines, issued, administered or enforced by any PRC Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any PRC court or PRC Governmental Body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

5.35.        Other Representations and Warranties Relating to WFOE.

(a)           All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(b)           All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the PRC Ministry of Commerce or its local counterpart, the PRC the State Administration of Industry and Commerce or its local counterpart, the PRC State Administration of Foreign Exchange and applicable PRC tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c)           WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

(d)           WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, to the Company’s knowledge, there is no reason related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(f)           With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

6.            CONDITIONS TO EACH CLOSING OF THE INVESTORS.

The obligation of the Investors to purchase the Units at any Closing is subject to the fulfillment to the satisfaction of the Investors, on or prior to such applicable Closing Date, of the following conditions, any of which may be waived by the Investors:

6.1.          Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof qualified as to materiality shall be true and , correct at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.2.          Performance of Agreements.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.

6.3.          Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

6.4.          Judgments, etc.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.5.          Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.6.          Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or any of its Subsidiaries;

6.7.          Company Officer Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.

6.8.          Company Secretary Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the charter and bylaws of the Company, as the same may be amended and/or restated, and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.  The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any material information contained in the certificate has changed.

6.9.          Opinion of Counsel.  The Investors and the Lead Placement Agent shall have received an opinion from Pillsbury Winthrop Shaw Pittman, LLP, the Company’s U.S. legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Investors (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

6.10.        Common Stock and Warrants.  The Company shall have delivered the Shares and Warrants being sold at the applicable Closing.

6.11.        Registration Rights Agreement.  The Company shall have executed and delivered the to the Investors the Registration Rights Agreement.

7.            CONDITIONS TO EACH CLOSING OF THE COMPANY.

The obligations, with respect to each Investor, of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the applicable Closing Date of the conditions listed below.

7.1.          Representations and Warranties. The representations and warranties in Section 4 hereof made by such Investor shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

7.2.          Corporate Proceedings.  All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred.

7.3.          Agreements.  Such Investor shall have completed and executed this Agreement, the Registration Rights Agreement and an investor questionnaire as provided by the Lead Placement Agent, and delivered the same to the Company.

7.4.          Purchase Price.  Such Investor shall have delivered or caused to be delivered the Purchase Price to the Escrow Account.

8.            OTHER AGREEMENTS

8.1.          Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

8.2.          Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York City time) on the Trading Day following the First Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing.  By no later than the fourth Trading Day following the First Closing Date (and on each Subsequent Closing Date if required by applicable law) the Company will file a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor Representative, except to the extent such disclosure is required by law or Trading Market regulations.

8.3.          Limitation on Issuance of Future Priced Securities.  During the six (6) months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.

8.4.          Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its obligations to issue the shares of Common Stock upon conversion of the Series C Preferred Stock and the Warrant Shares upon exercise of the Warrants.

8.5.          Certificate of Designations.  The Company shall file with the Secretary of State of the State of Nevada, at the Closing, a certificate of designations, in the form of Exhibit C hereto, establishing the relative rights, preferences and other features of the Series C Preferred Stock.

8.6.          Negative Clawback.  Solely with respect to the Class A Investors:

(a)           If at any time after the Closing, the Company consummates an underwritten public offering (a “Subsequent Public Financing”) with respect to the purchase and sale of Common Stock or preferred stock (collectively, “Additional Securities”) of the Company resulting in a price per share of such Additional Securities (after giving effect to the conversion of any preferred stock to be issued in the Subsequent Public Financing) is less than the Per Unit Purchase Price, subject to adjustment as set forth in Section 8.6(b) (the “Public Financing Price”), then, simultaneously with the closing of such Subsequent Public Financing, the Company shall be obligated to issue to each Class A Investor, for no additional consideration, that number of Class A Shares as is equal to (i) the number of Class A Shares that would have been issuable to the Class A Investor at closing if the Per Unit Purchase Price were equal to the greater of (A) the Public Financing Price and (B) $2.50 (subject to adjustment as set forth in Section 8.6(b)) minus  (ii) the number of Class A Shares issued to the Class A Investor at the Closing;  provided, however that any common stock purchase warrants issued in connection with a Subsequent Public Financing shall be disregarded in calculating the Public Financing Price.

(b)           If the Company splits, subdivides, or combines its Common Stock into a different number of shares, then the number of additional Class A Shares issuable to the Class A Investors as the result of the operation of this Section 8.6 shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

(c)           Notwithstanding the foregoing, the Company shall not consummate a Subsequent Public Financing where the Public Financing Price is below $2.50, without the prior written consent or affirmative vote of Investors representing a majority of the Units sold in this Offering.

(d)           Notwithstanding the foregoing, the provisions of this Section 8.6 shall not be effective until the provisions of this Section 8.6 are approved by shareholders holding a majority of the outstanding voting securities of the Company and such approval is deemed effective in accordance with the rules and regulations of the SEC; provided, however, that the Company hereby agrees to use commercially reasonable efforts (including by engaging a proxy solicitation firm in connection therewith) to obtain such effective shareholder approval in connection with its next annual meeting of shareholders, but in any event prior to the closing of a Subsequent Public Financing.

8.7.          Shelf Registration Statement.  The Company will use commercially reasonable efforts to file a shelf registration statement on Form S-3 with the SEC relating to a Subsequent Public Financing within ninety (90) days following the Closing.

8.8.          No Short Sales.  The Investors each agree that they will not engage, in “short sales” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act) of the Common Stock of the Company at any time prior to the sooner of (i) one hundred twenty (120) days following the Closing Date or (b) the consummation of the Company’s next offering of securities (whether public or private) in which the Company receives gross proceeds of at least $2 million.

9.            FURTHER ASSURANCES.  The Company will, and will cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the Company will, and will cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.           MISCELLANEOUS.

10.1.        Compensation of Lead Placement Agent, Brokers, etc. Each Investor acknowledges that it is fully aware that the Lead Placement Agent will receive from the Company, in consideration of its services as placement agent in respect of the offer and sale of the Units contemplated hereby, such number of Units equal to the percent (10%) of the total number of Units sold in the Offering which were placed directly by the Lead Placement Agent.  With respect to Units placed by any sub-placement agent retained by the Lead Placement Agent in its sole discretion, the Company will (i) pay an aggregate cash placement fee equal to seven percent (7%) of the Gross Proceeds received by the Company in connection with Units placed by such sub-placement agents, and (ii) issue to the Lead Placement Agent such number of Units equal to three percent (3%) of the total number of Units sold in the Offering which were placed by such sub-placement agents.

It is acknowledged that the Lead Placement Agent may share such fees and compensation with other placement agents or brokers participating in the transactions contemplated hereby.  In addition, each Investor acknowledges that it is aware that the Lead Placement Agent will receive from the Company payment of all of its accountable fees and expenses including, but not limited to, all legal fees and expenses incurred in connection with the Offering.

10.2.        Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:
YOU On Demand Holdings, Inc. 27 Union Square, West Suite 502 New York, New York 10003 Attention: Shane McMahon Fax Number: (212) 206-9112

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, DC 20037 Attention: Louis A. Bevilacqua, Esq. Fax Number: (202) 663-8007

(b)	The Investors:

As per the contact information provided on the signature page hereof.

(c)	The Lead Placement Agent:

Chardan Capital Markets, LLC 17 State Street, Suite 1600 New York, NY 10004 Attention: Kerry Propper Fax Number: 646-465-9039

10.3.        Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (and if such party is the Investors, then by the Investor Representative).  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.4.        Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.5.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors”.

10.6.        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.7.        Governing Law, Consent to Jurisdiction, etc.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.8.        Survival.  The representations, warranties, agreements and covenants contained herein shall survive for two (2) years after the Closing of the transactions contemplated by this Agreement.

10.9.        Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 10.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.10.      Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

10.11.      Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

10.12.      Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

10.13.      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.14.      Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or a Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.15.      Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

Irrevocable Offer.  Each Investor agrees that this Agreement constitutes an irrevocable offer to purchase the Securities of the Company and that Investor cannot cancel, terminate or revoke this Agreement or any agreement of Investor made hereunder.  This Agreement shall survive the death or legal disability of Investor and shall be binding upon Investor’s heirs, executors, administrators and successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

YOU ON DEMAND HOLDINGS,  INC.

By:
Name:
Title:

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

LEAD PLACEMENT AGENT:

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:

Signature Page
Securities Purchase Agreement

Annex A

Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of _________________, 2012 (the “Agreement”), between the undersigned, YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _________________, 2012.

Name and Address, Fax No. and Social Security No./EIN of Investor:

Fax No.:

Soc. Sec. No./EIN:

If a partnership, corporation, trust or other business entity:

By:
Name:
Title:

If an individual:

Signature

Total Purchase Price:

Type of Units (check one): Class A Units ☐
Class B Units ☐

Number of Units:

Schedule A

Schedule of Class A Investors

Investor	Shares of Common Stock	Warrants	Total Purchase Price
FIL Investment Management (Hong Kong) Limited	175,000	175,000	$700,000
Poliakine Horowitz Ltd.	125,000	125,000	$500,000
Robert Wolf	125,000	125,000	$500,000
Greg Tagaris	100,000	100,000	$400,000
Neil & Irene Danics	50,000	50,000	$200,000
Harry & Charlotte Katz	25,000	25,000	$100,000
Dan Foley	18,750	18,750	$75,000
Ron Josef Ben-Zakai	12,500	12,500	$50,000
Shai Gerson	6,250	6,250	$25,000
Kerry Propper	6,250	6,250	$25,000
George Kaufman	2,500	2,500	$10,000
TOTAL:	646,250	646,250	$2,585,000

Schedule B

Schedule of Class B Investors

Investor	Shares of Common Stock	Warrants	Total Purchase Price
Chardan SPAC Asset Management LLC	162,500	162,500	$650,000
Steven Oliveira 1998 Charitable Remainder Unitrust	87,500	87,500	$350,000
TOTAL:	250,000	250,000	$1,000,000

Exhibit A

Form of Warrant

[attached hereto]

Exhibit B

Form of Registration Rights Agreement

[attached hereto]

Exhibit C

Form of Certificate of Designation of Series C Preferred Stock

[attached hereto]